UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 26, 2002

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Establishes Earnings Guidance and Reaffirms Revenue Growth for 2003

LabOne, Inc. announced today its earnings guidance for fiscal year 2003 of $1.12 to $1.14 per diluted share. The Company also reaffirmed its previous 2003 guidance of 15% growth in revenues compared to 2002. This guidance follows the review of the Company's budget plan for the fiscal year 2003 by the board of directors on November 21, 2002.

"We believe that LabOne is well positioned to expand the risk assessment services provided to life insurance companies and to increase laboratory capacity utilization based on the continued growth we have experienced in clinical testing," said W. Thomas Grant II, chairman, president and CEO. "Although not included in our 2003 budget, we expect to augment our clinical growth with regional laboratory acquisitions in the upcoming year."

Forward-looking Statements

Statements made in this press release that are not historical facts are "forward-looking statements," including, but not limited to, projections and statements of growth rates. Forward-looking statements often can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "could," "intends," "plans," "estimates," "anticipates," variations there of, or similar expressions. The Company's future results of operations, financial condition and business operations may differ materially from those expressed in these forward-looking statements. Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the volume, mix and pricing of laboratory tests and other services provided by the Company, competition and the significantly greater financial and other resources available to competitors, the extent of market acceptance of the Company's healthcare and substance abuse testing and related services, the Company's ability to execute its growth strategy which includes acquiring ongoing businesses and entering into strategic alliances, the availability on reasonable terms of acquisition candidates and of additional debt and equity financing to finance acquisitions, the ability of the Company to successfully integrate acquisitions, the loss of one or more significant customers, natural disasters or other interruptions to our ability to provide testing services at our single testing facility, general economic conditions and other factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the Cautionary Statement filed as Exhibit 99 to the Company's Annual Report on Form 10-k. Investors are cautioned not to put undue reliance on any forward-looking statement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: November 26, 2002	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer